UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ZYNEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2021

Dear Stockholder,

I am pleased to extend this invitation to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Zynex, Inc. to be held at 9:00 a.m., local time, on May 20, 2021, at the Company’s corporate headquarters at 9555 Maroon Circle, Englewood, Colorado 80112. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect as directors the nominees named in the proxy statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until the earlier of their resignation or removal, (ii) to ratify the selection of Plante & Moran, PLLC as our independent public accountant for the fiscal year ending December 31, 2021, and (iii) to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Best regards,

Thomas Sandgaard
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2021

To the Stockholders of Zynex, Inc.:

You are invited to attend the Annual Meeting of Stockholders of Zynex, Inc. which will be held at 9:00 a.m. local time at 9555 Maroon Circle, Englewood, Colorado 80112, on Thursday, May 20, 2021.

At the Annual Meeting, you will be asked to act on the following matters:

1.	to elect as directors the four nominees named in the Proxy Statement as directors;

2.	to ratify the selection of Plante & Moran, PLLC as our independent registered public accounting firm to audit the consolidated financial statements of Zynex, Inc. for our fiscal year ending December 31, 2021; and

3.	to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of our common stock at the close of business on March 23, 2021 are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND VOTE BY
FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

Dated: April 2, 2021	By Order of the Board of Directors of Zynex, Inc.

Sincerely,

Thomas Sandgaard
Chairman, President, and Chief Executive Officer

9555 Maroon Circle

Englewood, Colorado 80112

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 20, 2021

This proxy statement contains information related to the Annual Meeting of Stockholders of Zynex, Inc. which will be held at 9:00 a.m. local time at 9555 Maroon Circle, Englewood, Colorado 80112, on Thursday, May 20, 2021, and any postponements or adjournments of the meeting. We first mailed, or made available on the Internet, these proxy materials to stockholders on or about April 2, 2021. In this proxy statement, "Company," "Zynex," "we," "us," and "our" each refer to Zynex, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. This proxy is being solicited by the Board of Directors, and the cost of solicitation of the proxies will be paid by Zynex. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

We are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record on April 9,  2021. All stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice (https://www.colonialstock.com/zynex2021), or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

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Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, go to www.colonialstock.com/zynex2021 to complete an electronic proxy card. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card. Your vote must be received by 7:00 p.m., Eastern Daylight Time on May 19, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What You Are Voting On

At the Annual Meeting, there are four matters scheduled for a vote of the stockholders:

•	Election of Directors. Election of Thomas Sandgaard, Barry D. Michaels, Michael Cress and Joshua R. Disbrow as members to the Company’s Board of Directors to serve until the 2022 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier resignation or removal;

•	Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021.

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You may vote "For All" the nominees to the Board of Directors, “Withhold All” or you may vote “For All Except” the nominee you specify. For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Quorum and Required Votes

Only holders of record of shares of Zynex’ common stock at the close of business on March 23, 2021, the record date, are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting. As of the record date, Zynex had 34,854,790 shares of common stock outstanding.

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote.

Proxies marked "Abstain" and broker "non-votes" will be treated as shares that are present for purposes of determining the presence of a quorum. An "abstention" occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes "cast" for or against any proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal Number	Description	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Nominees receiving highest number of votes FOR	Not voted	Not voted
2	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	Not voted	Discretionary vote – brokers may vote

Recommendation of Board of Directors

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are as follows:

•	FOR the election of each of the four nominees for director;

•	FOR the ratification of the selection of Plante & Moran, PLLC as our independent registered public accounting firm to audit the consolidated financial statements of Zynex for our fiscal year ending December 31, 2021.

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The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

Revocation of Proxies

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Zynex, Inc. either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting a single proxy statement and annual report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for Zynex. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to Zynex, Inc., Daniel Moorhead, Chief Financial Officer, 9555 Maroon Circle, Englewood, Colorado 80112, or contact Daniel Moorhead at (800) 495-6670.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Procedures and Tabulation of Votes

Our inspector of election will tabulate votes cast by proxy or in-person at the Annual Meeting. We will also report the results in a current report on Form 8-K filed with the Securities and Exchange Commission ("SEC") within four business days of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of four members. The Nominating and Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. The Nominating and Governance Committee and Board have unanimously approved the recommended slate of four directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next annual meeting of stockholders or until a successor is duly elected and qualified, or until his earlier resignation or removal. All nominees are members of the present Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the four persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees for Director

Name of Nominee	Age	Principal Position	Director Since
Thomas Sandgaard	62	President, Chief Executive Officer, and Chairman	1996
Barry D. Michaels	71	Director	2018
Michael Cress	63	Director	2018
Joshua R. Disbrow	46	Director	2018

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Required Vote and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, "FOR" the election of the nominees named below.

We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board.

Thomas Sandgaard, age 62, founded the Company in 1996 after a successful European-based career in the semiconductor, telecommunications and medical equipment industries with ITT, Siemens and Philips Telecom. Mr. Sandgaard has been our President, CEO and Chairman since 1996.   Mr. Sandgaard held middle and senior management positions in the areas of international sales and distribution, technology transfers, mergers and acquisitions and marketing. Mr. Sandgaard is also the owner and Chairman of the Charlton Athletic Football Club. Mr. Sandgaard holds a degree in electronics engineering from the University of Southern Denmark and an MBA from Copenhagen Business School. Mr. Sandgaard currently does not hold, and has not held in the past five years, directorships with any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Sandgaard is qualified to serve as a member of our Board of Directors based on his historical knowledge of the Company and its products, as its Founder.

Barry D. Michaels, age 71, is a retired senior executive with both general and financial management experience in emerging growth companies. Mr. Michaels has more than 35 years of financial and general management experience in the medical device and biotechnology industries with industry leaders including Medtronic, Johnson and Johnson, and Baxter Healthcare. Mr. Michaels served as Chief Financial Officer of three private and four publicly traded companies including Cardima, Inc., Lipid Sciences, Inc., ICN Biomedicals, Inc., IntraTherapeutics, Inc., VIA Medical, and Webster Laboratories. In addition, he served as President of a Johnson and Johnson division and acting Chief Executive Officer of Lipid Sciences, Inc. He has raised nearly $800 million in capital within public and private market environments, has taken two companies public, and has led three private companies to favorable liquidity events. He has also served as an independent consultant to medical device and biotechnology companies since 1997 leveraging his strong mix of organizational, operational, and financial management skills to advise senior management and directors. During his tenure in executive management Mr. Michaels added over 1,100 jobs to the economy and increased shareholder value by more than $2 billion. Mr. Michaels holds a BA in Audiology and an MBA in Finance from San Diego State University and is a graduate of the Executive Program at the University of California, Los Angeles. In addition, he has completed the UCLA Director’s Education Program certification exam and has served as Corporate Secretary to three publicly traded companies.

Mr. Michaels serves as the Chairman of our Audit Committee and is a member of the Compensation Committee and Nominating and Governance Committee. Mr. Michaels is qualified to serve as a director, because of his years of experience serving as an executive of both private and public companies. Mr. Michaels brings to the board senior-level management experience with deep knowledge of the medical device industry. Mr. Michaels also served as CFO for a Nasdaq listed medical company and brings significant public company experience to the Board.

Michael Cress, age 63, currently serves as Chairman and Managing Partner of MD Cress Ventures, a national firm that owns, operates and advises companies within the healthcare sector.  Mr. Cress also serves as Chairman of Rainier Healthcare. Prior to MD Cress Ventures, he served as the President and CEO of the Cornerstone Healthcare Group which owns and manages hospitals throughout the country.  Mr. Cress also served as Vice President of Business Development for Kindred Healthcare, a publicly traded healthcare company that owns and operates hospitals, nursing homes, rehabilitation, pharmacy and other segments of the healthcare continuum. He served as the CEO of Vencor Hospital of San Diego and was also an Adjunct Professor for the Masters of Healthcare Administration program at the University of Kansas. Mr. Cress currently serves on several not-for-profit boards including Rachel’s Challenge and The Sandgaard Foundation as well as serving on the boards or advisory boards of several companies, including Zynex, Inc., Linley Capital, Rainier Healthcare and Rainier Hospice.

Mr. Cress serves as the Chairman of our Compensation Committee and is a member of the Audit Committee and Nominating and Governance Committee. We believe Mr. Cress.is qualified to serve on our Board of Directors because of his extensive experience in the medical industry and brings not only board experience but also merger and acquisition and strategic planning experience to our Board of Directors.

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Joshua R. Disbrow, age 46, has been in the life sciences industry for nearly twenty-five years across pharmaceuticals, diagnostics, and medical devices. Josh co-founded Aytu BioPharma in 2015 and serves as the Aytu’s Chairman and Chief Executive Officer. He took the company public, having led Aytu’s listing on NASDAQ in 2017.

Prior to co-founding Aytu, Josh was the Chief Operating Officer of Ampio Pharmaceuticals (NYSE MKT: AMPE), a clinical-stage biotechnology company developing anti-inflammatory biological treatments. Prior to joining Ampio in 2012, he served as Vice President of Commercial Operations at Arbor Pharmaceuticals, a private specialty pharmaceutical company. Josh joined Arbor Pharmaceuticals as the company’s second employee and oversaw the launch and subsequent growth of the company’s commercial operations. Josh led the commercial organization since the company’s inception and led the launch of the company’s first product, subsequently launching numerous products and scaling the commercial organization across sales, marketing, managed care, sales training, and national accounts. In less than five years, Arbor grew from a company from the pre-commercialization stage and grew product sales to over $250 million.

Prior to joining Arbor, he served as the Director of Marketing at LipoScience (NASDAQ: LPDX), a specialty cardiovascular diagnostic company later acquired by LabCorp (NYSE: LH). Previously, Josh was in sales leadership at Cyberonics (Now LivaNova plc, NASDAQ: LIVN), a medical device company commercializing implantable neuromodulation devices. Josh began his career as a sales representative at Glaxo Wellcome (now GlaxoSmithKline plc). Josh is Zynex’s Chair of the Nominating and Governance Committee. He holds a Bachelor of Science in Management from North Carolina State University and a Master of Business Administration from Wake Forest University.

Mr. Disbrow serves as the Chairman of our Nominating and Governance Committee and is a member of the Audit Committee and Compensation Committee. We believe he is qualified to serve as a director of our company and a committee member because of his extensive experience in life sciences companies, as the COO of a NYSE-listed biotechnology company, and currently as the Chairman and Chief Executive Officer of a NASDAQ-listed pharmaceutical company.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

Other than described below, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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In October 2020, Accurate Respiratory, LLC, a company indirectly managed by our Board member Michael Cress, through an entity owed by Mr. Cress, MD Cress Ventures, filed a petition for Chapter 11 bankruptcy protection before the U.S. Bankruptcy Court, Western District of Texas. The Chapter 11 bankruptcy petition was filed after Accurate Respiratory, LLC suffered a significant drop in its revenue due, in part, to circumstances related to COVID-19. However, as of this date, due to several pandemic related delays, the court has not accepted the plan.

Vote Required

The nominees for director who receive a majority of the votes FOR election will be elected as director. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Information about the Board of Directors and Committees

Independence of Directors

Our Board is currently comprised of four members, three non-employee directors (Messrs. Michaels, Cress and Disbrow) and Mr. Sandgaard, our Chairman, President and CEO.

The Board has unanimously determined that each of our three non-employee directors are “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Nominating and Governance Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Board Leadership Structure

Our Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, we have a Chairman of the Board with Mr. Sandgaard serving in that role as well as the role of CEO.

We do not have a separate Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its audit committee, as well as senior management, to support the Board’s oversight role. The Company’s Audit Committee assists with oversight of financial risks. The full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

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Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors provides management oversight, helps guide the Company on strategic planning and approves the Company’s operating budgets. Our independent directors meet regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and other communication each year. Our Board met formally five times in fiscal year 2020, each director attended at least 75% of all Board meetings held during such director’s tenure on the Board. Our audit committee met four times during fiscal year 2020, with each member attending at least 75% of the committee meetings.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Governance Committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.zynex.com under the “Investor Relations—Corporate Governance” tab.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee’s responsibilities include:

•	Overseeing the integrity of Zynex’s financial reporting

•	Overseeing the independence, qualifications and performance of Zynex’s external independent registered public accounting firm and the performance of Zynex’s internal auditors

•	Reviewing with independent registered public accounting firm and outside legal counsel: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Zynex’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Zynex’s financial statements and accounting or compliance policies. The Committee oversees the Company's anonymous complaint policy contained within the Company's Code of Business Conduct and Ethics regarding the confidential, anonymous submission by employees of reports regarding questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

•	Reviewing annual audited financial statements with management and the Zynex’s independent registered public accounting firm and recommending to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K

•	Reviewing and discussing with management and Zynex’s independent registered public accounting firm quarterly financial statements and earnings releases

•	Reviewing major issues and changes to the Company’s accounting and auditing principles and practices, including the analysis of the effects of alternative GAAP methods, regulatory and accounting initiatives and off-balance sheet structures on Zynex’s financial statements

•	Discussing policies with respect to risk assessment and risk management, including risks affecting Zynex’s financial statements, operations, business continuity, and reputation and the reliability and security of the Company’s information technology and security systems, and the steps management has undertaken to monitor and control such exposures

•	Undertaking the appointment, retention, compensation, and evaluation of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee

•	Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm

•	Reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review and any recent investigations by regulatory or professional agencies, and any steps taken to deal with any such issues, and any and all relationships between the independent public accounting firm and the Company.

•	Reviewing the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considering whether there should be rotation of the lead partner or the independent registered public accounting firm itself

•	Establishing clear policies for hiring current and former employees of the independent registered public accounting firm

•	Preparing the Report of the Audit Committee

•	Meeting with the independent registered public accounting firm prior to the audit to review the scope and the planning of the audit

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•	Reviewing the results of the annual audit examination

•	Reviewing with the independent registered public accounting firm its evaluation of Zynex’s identification of, accounting for, and disclosure of related party transactions

•	Advising the Board with regard to Zynex’s policies and procedures regarding compliance with laws and regulations

•	Considering, at least annually, the independence of the independent registered public accounting firm

•	Reviewing the adequacy and effectiveness of Zynex’s internal control over financial reporting, including information technology and security systems related to internal controls, and disclosure controls and procedures

•	Reviewing candidates for the positions of Chief Financial Officer and Corporate Controller of Zynex

•	Meeting privately, in separate executive sessions, periodically with management, internal auditors, and the independent public accounting firm

The Audit Committee is comprised of three directors appointed by the Board of Directors. Each of the committee members who served during 2020, Messrs. Michaels, Cress and Disbrow, satisfied the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy and applicable requirements of the Securities and Exchange Commission (SEC).

The Board of Directors has determined that Mr. Michaels is an "audit committee financial expert" within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K.  For a description of Mr. Michael’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement. Any employee or other person who wishes to contact the Audit Committee to report good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters can do so by writing to the Audit Committee c/o Zynex, Inc., 9555 Maroon Circle, Englewood, CO 80112. Such reports may be made anonymously.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC requires public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax, and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and do not permit the delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members, but such member(s) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the financial management, internal auditors, independent registered public accounting firm, and financial reporting controls and accounting policies and procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control, and the independent registered public accounting firm is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accounting firm. In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private executive sessions) at each quarterly and annual Audit Committee meeting. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2020, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgements and uncertainties, and critical audit matters). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Further, the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services (as shown on page 13 of this Proxy Statement). All of the non-audit services provided by the independent auditor, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. When approving the retention of the independent auditor for non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence. In reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence. The Audit Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting. In further reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors on February 23, 2021, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

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BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Barry D. Michaels, Chairman

Michael Cress

Joshua R. Disbrow

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The Compensation Committee

The Compensation Committee is comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee’s responsibilities include: (1) to review and approve all corporate goals and objectives applicable to the compensation of the CEO, evaluate annually the CEO’s performance in light of those goals and determine and approve the CEO’s compensation level based on its evaluation, (2) to review and approve compensation of all other executive officers, (3) to review, approve incentive compensation and equity based plans and administer the Company’s incentive compensation and equity based plans, (4) to review and discuss with management the Company’s compensation discussion and analysis and recommend inclusion in the Company’s annual report and proxy statement, (5) to review and approve any employment agreements, severance agreements or plans for the CEO and other executive officers, (6) to determine stock ownership guidelines for the CEO or other executive officers and monitor compliance with such guidelines, (7) to review and recommend to the Board for approval the frequency with which the Company will conduct Say-on-Pay Votes and review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company's proxy statement, and (8) to review all director compensation and benefits.

Mr. Cress serves as Chairman of the Compensation Committee and is joined by Messrs. Michaels and Disbrow.

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The Nominating and Governance Committee

The Nominating and Governance Committee is required to be comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The responsibilities of the Nominating and Governance Committee include: (1) to determine the qualifications, skills and other expertise required to be a director of the Company and recommend to the Board for approval, a set of criteria to be considered in selecting nominees for directors (2) to identify and recommend candidates for nomination as members of the Board of Directors and its committees, (3) to develop and recommend to the Board a set of corporate governance guidelines, (4) to develop and recommend to the Board for approval a set of corporate governance guidelines applicable to the Company and to review these principals annually , (5) to oversee the Company’s corporate governance practices and procedures, (6) to develop a process for annual evaluations of the Board and its committees, (7) to review the Board’s committee structure and composition, (8) to identify, and make recommendations regarding the selection of candidates to fill any vacancy on the Board, (9) to develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence, (10) to review and discuss with management disclosure of the Company's corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, (11) to monitor compliance with the Company’s Code of Business Conduct, and (12) to develop and recommend to the Board for approval a CEO succession plan at the appropriate time.

Mr. Disbrow currently serves as the Chairman of the Nominating and Governance Committee and is joined on the committee by Messrs. Michaels and Cress.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Barry D. Michaels – (Independent)	Chair	Member	Member
Michael Cress – (Independent)	Member	Chair	Member
Joshua R. Disbrow – (Independent)	Member	Member	Chair

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success and having demonstrated high levels of achievement in a business related to the Company’s business. The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

•	Relevant Sector Experience. Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.

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•	Operating in a Regulated Industry – Director candidates will have experience working in a highly regulated industry, such as pharmaceutical, medical device or health care.

•	Corporate Governance Experience. Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.

•	Education. Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

•	Personal. Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company's public interest commitments, such as education, the environment and welfare of the communities in which we operate.

•	Individual Characteristics. Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.

•	Availability. Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.

•	Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Company.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, at the following address:  Corporate Secretary, Zynex, Inc., 9555 Maroon Circle, Englewood, CO 80112, Attn:  Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We do not require Board members to attend our Annual Meeting of Stockholders.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under "Investors — Corporate Governance." On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

The Board has adopted a written code of business conduct and ethics, applicable to each employee, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The code also applies to our agents and representatives, sales representatives and consultants. The code of business conduct and ethics is posted on our website at www.zynex.com. If we make certain amendments to or waivers of our code of ethics, we intend to satisfy the SEC disclosure requirements by promptly posting the amendment or waiver on our website.

Policies and Procedures for Approval of Related Party Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers, significant stockholders or their immediate families is a participant and the amount exceeds $120,000. We refer to these transactions as related party transactions. Related party transactions have the potential to create actual or perceived conflicts of interest between Zynex and its directors, officers and significant stockholders or their immediate family members.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Plante & Moran, PLLC. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Plante & Moran, PLLC., the Company’s auditors are expected to be present at the Annual Meeting telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Plante & Moran, PLLC. as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Plante & Moran, PLLC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth information regarding fees for services rendered by Plante & Moran, PLLC related to the fiscal years ended December 31, 2020 and 2019:

Types of Fees	Fees for 2020	Fees for 2019
Audit Fees	$185,337	$201,816
Other Fees	$-	$-
Total Fees	$185,337	$201,816

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform, such as the review of our interim consolidated financial statements included in our Form 10-Q filings, consents and assistance with and review of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial Officer. The request must be specific as to the particular services to be provided but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial Officer and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2020 and 2019 were pre-approved by the Audit Committee.

Required Vote and Recommendation of Board of Directors

The ratification of Plante & Moran, PLLC as Zynex’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in "street name." The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2,

RATIFICATION OF PLANTE & MORAN, PLLC. AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

MANAGEMENT

As of April 2, 2021, the Company’s named executive officers are as follows:

		Director/Officer
Name	Age	Since	Position or Office
Thomas Sandgaard	62	1996	President, Chief Executive Officer and Chairman
Daniel Moorhead	48	2017	Chief Financial Officer
Anna Lucsok	35	2021	Chief Operating Officer

Thomas Sandgaard. For biographical information on Mr. Sandgaard, please see Proposal No. 1, "Election of Directors."

Daniel Moorhead, age 48, joined the Company in June 2017 as the Chief Financial Officer and is responsible for all finance and accounting functions. Prior to joining Zynex, Mr. Moorhead was Chief Financial Officer of Evolving Systems, Inc. (Nasdaq: EVOL) from January 2016 until May 2017, after having served as Vice President of Finance & Administration from December 2011 through December 2015 and in other financial management roles from 2002-2005 and 2008-2011. Mr. Moorhead is a CPA and holds a B.B.A. in Accounting from the University of Northern Colorado.

Anna Lucsok, age 35, joined the company in 2018 and previously served as Vice President of Reimbursement and Sales Operations with Zynex Medical. In this position she was responsible for leading and expanding Zynex’s order, reimbursement, patient experience, and inside sales support operations. Ms. Lucsok brings more than nine years of healthcare operations experience as well as critical knowledge of revenue cycle management and medical care collections. She’s previously held key positions with companies such as University of Colorado Hospital, the US Air Force and Schryver Medical. Ms. Lucsok holds certification in medical billing as well as completed her degree in Healthcare Administration and Management from Colorado State University.

Giuseppe Papandrea, 48 joined the Company in July 2019 as the Chief Operating Officer. Mr. Papandrea’s employment with the Company ceased on January 27, 2021.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

•	Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

•	Ties a significant portion of total compensation to achievement of the Company’s business goals such as quarterly and annual revenue, and Adjusted EBITDA targets;

•	Enhances retention by having equity compensation subject to multi-year vesting; and

•	Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other medical device companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements:  base salary; performance-based incentive compensation determined primarily by reference to objective financial operating criteria; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

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Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the medical device business, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility. In determining salaries for 2021, the Compensation Committee established a pool of comparator companies and reviewed executive compensation against the comparator group. The comparator group was compised of 18 publicly traded medical device and technology companies. The companies included in the comparator group were:

●	Accuray, Inc.	●	Cardiovascular Systems	●	Mesa Laboratories, Inc.
●	Alphatec Holdings, Inc.	●	Cerus Corp.	●	Misonix, Inc.
●	Apyx Mecial Corp.	●	Cryolife, Inc.	●	Natus Medical
●	Atricure, Inc.	●	Cutera, Inc.	●	Surmodics, Inc.
●	Atrion Corp.	●	Inogen, Inc.	●	Tactile Systems Tech
●	AxoGen, Inc.	●	Iradimed Corp	●	View Ray, Inc.

Although the Committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the Committee does believe that compensation data is important to the competitive positioning of the Company’s compensation levels. The Committee utilized this data to assess whether our executive compensation falls within a competitive range against industry norms.

Mr. Sandgaard’s annual base salary for 2020 was $480,000. Mr. Moorhead’s annual base salary effective March 1, 2020 was $250,000, prior to March 1, 2020 his salary was $225,000. Ms. Lucsok was promoted to Chief Operating Officer on January 27, 2021 and her base salary upon being promoted was $200,000. Mr. Papandrea’s base salary in 2020 was $235,000. At the recommendation of the Compensation Committee, annual base salaries for 2021 were set at: $480,000 for Mr. Sandgaard, $260,000 for Mr. Moorhead and $200,000 for Ms. Lucsok.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to compensate executives when financial performance goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. Additionally, Messrs. Moorhead and Papandrea had the opportunity to earn equity compensation in the form of restricted stock based on the achievement of quarterly targets. In 2020, on an annual basis, the potential cash incentive compensation was $100,000 for Mr. Moorhead and $235,000 for Mr. Papandrea. The potential for equity grants was $250,000 for Mr. Moorhead and 12,500 shares for Mr. Papandrea based on targets achieved. For 2020, incentive compensation was based on quarterly revenue and adjusted EBITDA targets. For 2020, Mr. Moorhead earned $80,000 and Mr. Papandrea earned $155,250, related to the cash compensation target. Mr. Moorhead earned $257,000 and Mr. Papandrea earned 12,344 shares related to the equity compensation target of our performance-based incentive compensation program. Incentive attainment was due to the continued strong performance of the business and revenue growth.

At the recommendation of the Compensation Committee, effective January 1, 2021, Mr. Sandgaard’s is now eligible for annual incentive compensation up to $480,000 in cash and $250,000 of restricted shares based on meeting quarterly revenue and adjusted EBITDA targets. Mr. Moorhead is eligible for cash incentive compensation up to $130,000 and $250,000 of restricted shares. Ms. Lucsok is eligible for cash incentive compensation up to $200,000 and $100,000 of restricted shares.

Long-Term Incentive Compensation – Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2017 Stock Incentive Plan and predecessor plans. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and three years for non-employee directors, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded stock options and restricted stock to executives upon joining the Company. Initial and subsequent grants for executives are made at the discretion of the Compensation Committee. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company. We also have granted restricted stock to members of the Board of Directors and executive officers from time to time.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

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Retirement and Other Benefits

All employees in the United States who are at least twenty-one years of age and who have worked for the Company for a period of 90 days are eligible to participate in our 401(k) plan.

Perquisites and Other Personal Benefits

We pay 100% of Messrs. Sandgaard and Moorhead’s health and dental insurance. We pay 100% of Ms. Lucsok’s dental insurance. In addition, two company vehicles were provided to Mr. Sandgaard.

Employment and Severance Agreements

On June 5, 2017, the Company entered into an employment agreement with Mr. Moorhead which generally provides that in the event the Company terminates his employment, other than for cause, death or disability, he will be paid severance. The amount of his severance is twelve months of base salary if terminated on or subsequent to the one-year anniversary of his hire date. In exchange for severance, Mr. Moorhead is required to execute a full release of all employment claims with the Company and agree to not compete with us and to not solicit our employees for the period of time during which severance is paid. The employment agreement does not change the "at will" nature of Mr. Moorhead’s employment with the Company. Either the Company or the executive may terminate his employment at any time.

On January 27, 2021, the Company entered into an employment agreement with Ms. Lucsok which generally provides that in the event the Company terminates her employment, other than for cause, death or disability, she will be paid severance. The amount of her severance is six months of base salary. In exchange for severance, Ms. Lucsok is required to execute a full release of all employment claims with the Company and agree to not compete with us and to not solicit our employees for the period of time during which severance is paid. The employment agreement does not change the "at will" nature of Ms. Lucsok’s employment with the Company. Either the Company or the executive may terminate her employment at any time.

On July 22, 2019, the Company entered into an employment agreement with Mr. Papandrea which generally provides that in the event the Company terminates his employment, other than for cause, death or disability, he will be paid severance. The amount of his severance is six months of base salary and nine months of incentive compensation. In exchange for severance, Mr. Papandrea is required to execute a full release of all employment claims with the Company and agree to not compete with us and to not solicit our employees for the period of time during which severance is paid. The employment agreement does not change the "at will" nature of Mr. Papandrea’s employment with the Company. Either the Company or the executive may terminate his employment at any time. Mr. Papandrea’s employment with the Company ceased on January 27, 2021.

Information regarding potential payments and benefits under Mr. Papandrea’s, Mr. Moorhead’s and Ms. Lucsok’s employment agreements are provided under the heading "Compensation Agreements" on page 20.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

Compensation of Chief Executive Officer

Mr. Sandgaard’s annual base salary is $480,000. and effective January 1, 2021, he is eligible for annual incentive compensation up to $480,000 in cash and $250,000 of restricted shares based on meeting quarterly revenue and adjusted EBITDA targets.

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SUMMARY COMPENSATION TABLE

The following table shows information concerning compensation earned by our named executive officers during the years ended December 31, 2020 and 2019:

Name and Principal Position	Year	Salary ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Thomas Sandgaard (1)	2020	480,000	404,500	-	20,953	(1)	1,347,953
President, Chief Executive Officer	2019	480,000	3,487	-	43,045	(1)	526,532
And Chairman	2018	480,000	5,370	567,561	32,544		1,085,475
Giuseppe Papandrea (2)	2020	235,000	404,500	155,250	27,090	(2)	821,840
Former Chief Operating Officer	2019	85,564	1,715,142	90,375	10,809	(2)	1,901,890
Anna Lucsok (3)	2020	110,000	-	58,438	2,453		170,891
Chief Operating Officer	2019	98,338	42,590	208	3,498		144,634
Daniel Moorhead (3)	2020	243,750	937,069	80,000	27,226	(4)	1,288,045
Chief Financial Officer	2019	224,167	374,924	100,000	28,691	(4)	727,782
	2018	220,000	69,500	82,291	32,384	(4)	404,175

(1)	We pay 100% of Mr. Sandgaard’s health and dental insurance. In addition, two company vehicles were provided to Mr. Sandgaard in 2020 and 2019 at our expense.
(2)	Mr. Papandrea was hired as Chief Operating officer in July 2019 and had a base salary of $235,000. We paid 100% of Mr. Papandrea’s health and dental insurance. Mr. Papandrea’s employment with the Company ceased on January 27, 2020.
(3)	Ms. Lucsok was promoted to Chief Operating Officer in January 2021 and has a base salary of $200,000. We pay 100% of Ms. Lucsok’s dental insurance. The compensation reflected in 2020 and 2019 represents compensation paid to Ms. Lucsok in her position as Vice President of Reimbursement and Sales Operations.
(4)	Mr. Moorhead was hired as Chief Financial officer in June 2017. We pay 100% of Mr. Moorhead’s health and dental insurance.
(5)	The option awards represent the grant date fair value of stock options and restricted stock in accordance with Accounting Standards Codification (“ASC”) Topic 718. See Note 5 of the Consolidated Financial Statements for additional information.

All Other Compensation

Name	Year	Retirement Plan Matching Contributions ($)	Unused Paid Time Off ($)	Company Vehicle ($)	Cost of Healthcare ($)
Thomas Sandgaard (1)	2020	-	-	13,500	7,453
	2019	-	9,231	27,000	6,814
	2018	-	13,845	11,855	6,844
Giuseppe Papandrea	2020	5,849	-	-	21,241
	2019	1,453	3,317	-	6,039
Anna Lucsok	2020	2,453	-	-	-
	2019	1,383	2,115	-	-
Daniel Moorhead	2020	5,985	-	-	21,241
	2019	4,944	4,327	-	19,420
	2018	4,094	8,611	-	19,679

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2020 Grants of Plan-Based Awards

The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2020. This information supplements the information about these awards set forth in the 2020 Summary Compensation Table.

(a)	(b)	(c)		(d)	(e)	(f)
Name	Grant Date	All other stock awards; Number of shares of stock (#)		All other option awards; number of securities underlying options (#)	Exercise price of option awards ($/share)	Grant date fair value of stock and option awards ($)(1)
Thomas Sandgaard	1/8/2020	100,000	(2)	-	$-	$847,000
Guiseppe Papandrea	1/22/2020	5,000	(3)	-	$-	$53,150
	4/22/2020	5,000	(3)	-	-	$69,300
	5/20/2020	6,250	(3)	-	-	$117,625
	7/22/2020	5,000	(3)	-	-	$107,800
	8/5/2020	3,125	(3)	-	-	$56,625
	10/22/2020	5,000	(3)	-	-	$71,200
	11/5/2020	2,969	(3)	-	-	$40,289
Daniel Moorhead	1/8/2020	50,000	(5)	-	$-	$423,500
	3/5/2020	5,000	(3)	-	-	$71,900
	5/4/2020	4,021	(4)	-	-	$73,785
	6/5/2020	5,000	(3)	-	-	$107,150
	8/5/2020	3,376	(4)	-	-	$61,173
	9/5/2020	5,000	(3)	-	-	$72,500
	11/5/2020	4,157	(4)	-	-	$56,410
	12/5/2020	5,000	(3)	-	-	$70,650

(1)	The amounts in column (f) reflect the grant date fair value of restricted stock awards and stock options granted under the Company’s 2017 Stock Incentive Plan during fiscal year 2020, computed in accordance with FASB ASC Topic 718. For further information on these awards, see Note 5, "Share Based Compensation" of our consolidated financial statements included in Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021.

(2)	The stock award vests equally in quarterly installments over 1 year at 25% per quarter.

(3)	The stock awards vest equally in annual installments over 4 years at 25% per year.

(4)	The stock awards vest equally in quarterly installments over 2 years at 12.5% per quarter.

(5)   The stock awards vest equally in quarterly installments over 4 years at 6.25% per quarter.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our named executive officers at December 31, 2020.

		Option Awards				Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)		(g)
Name	Grant Date (1)	Number of securities underlying unexercised options (#) exercisable (2)	Number of securities underlying unexercised options (#) unexercisable (2)	Option exercise price ($/share)	Option expiration date	Number of shares of stock that have not vested (#) (2)		Market value of shares of stock that have not vested ($)(3)
Thomas Sandgaard	10/31/2013	190,000	-	$0.22	10/31/2023	-		-
	12/14/2017	750	250	$2.76	12/14/2027	-		-
	8/7/2018	500	500	$2.63	8/7/2028	-		-
	11/6/2018	500	500	$3.44	11/6/2028	-		-
	2/7/2019	250	750	$3.95	2/7/2029	-		-
	1/8/2020	-	-	-	-	25,000	+	$451,750
Guiseppe Papandrea (3)	7/22/2019	-	-	-	-	22,500		$406,575
	10/22/2019	-	-	-	-	3,750		$67,763
	1/22/2020	-	-	-	-	3,750		$67,763
	4/22/2020	-	-	-	-	5,000		$90,350
	5/20/2020	-	-	-	-	6,250		$112,938
	7/22/2020	-	-	-	-	5,000		$90,350
	8/5/2020	-	-	-	-	3,125		$56,469
	10/22/2020	-	-	-	-	5,000		$90,350
	11/5/2020	-	-	-	-	2,969		$53,650
	7/22/2019	50,000	150,000	$7.87	7/22/2029	-		-
	12/12/2019	1,625	4,875	$8.96	12/12/2029	-		-
Daniel Moorhead (4)	6/5/2017	-	-	-	-	2,500		$45,175
	12/11/2017	-	-	-	-	1,250		$22,588
	3/5/2018	-	-	-	-	2,500		$45,175
	6/5/2018	-	-	-	-	2,500		$45,175
	9/5/2018	-	-	-	-	2,500		$45,175
	12/5/2018	-	-	-	-	2,500		$45,175
	3/5/2019	-	-	-	-	3,750		$67,763
	6/5/2019	-	-	-	-	3,750		$67,763
	9/5/2019	-	-	-	-	3,750		$67,763
	12/5/2019	-	-	-	-	3,750		$67,763
	1/8/2020	-	-	-	-	40,625	*	$734,094
	3/5/2020	-	-	-	-	5,000		$90,350
	5/4/2020	-	-	-	-	3,015	^	$54,481
	6/5/2020	-	-	-	-	5,000		$90,350
	8/5/2020	-	-	-	-	2,954	^	$53,379
	9/5/2020	-	-	-	-	5,000		$90,350
	11/5/2020	-	-	-	-	4,157	^	$75,117
	12/5/2020	-	-	-	-	5,000		$90,350
	6/5/2017	120,000	50,000	$0.40	6/5/2027	-		-
	9/5/2017	7,500	2,500	$1.39	9/5/2027	-		-
	12/11/2017	42,945	14,315	$2.51	12/11/2027	-		-
	1/14/2019	20,000	60,000	$3.01	1/14/2029	-		-

(1)	All of the outstanding equity awards described in the footnotes below were granted under our 2005 Stock Plan or 2017 Stock Plan.

(2)	Options and restricted stock awards vest at a rate of 25% per year, commencing on the grant date, except items marked with “+” vest quarterly over one year, “*” vest quarterly over four years and items marked “^” vest quarterly over 2 years.

(3)	Market value was calculated by multiplying the number of shares shown in the table (column f) by $18.07, which was the closing price per share on December 31, 2020, the last day of our fiscal year.

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2020 Option Exercises and Stock Vested

The table below reflects options exercised by the named executive and vesting of restricted stock awards during fiscal year 2020.

	Option Awards (1)		Stock Awards (2)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Thomas Sandgaard	-	-	75,000	1,440,250
Giuseppe Papandrea	-	-	8,750	179,500
Daniel Moorhead	50,000	681,500	24,134	$425,541

(1)	Represents the dollar amount realized upon exercise determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

Pension Benefits

The Company does not maintain any defined benefit retirement plans. The Company maintains a 401(k) plan.

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COMPENSATION AGREEMENTS

General Overview

We have entered into employment agreements or offer letters with each of the named executive officers, except for Mr. Sandgaard. These agreements provide for at-will employment generally include the named executive officer's initial base salary, an indication of eligibility for an annual cash incentive award opportunity and an opportunity for quarterly and annual equity grants. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.

Thomas Sandgaard

Mr. Sandgaard does not have an employment agreement with the Company. Mr. Sandgaard had an annual base salary as of December 31, 2020 of $480,000. He is eligible for additional cash and equity incentive compensation at the discretion of the Compensation Committee.

Daniel Moorhead

We entered into an employment agreement with Mr. Moorhead, our CFO, in June 2017. The employment agreement has no specific term and constitutes at-will employment. Mr. Moorhead's annual base salary as of December 31, 2020 was $250,000 and he is eligible to receive up to $100,000 in cash and up to $250,000 of restricted shares under our bonus plan. He is also granted 5,000 shares of restricted stock per quarter. Equity grants related to bonus achievement vest quarterly over two years and all other equity grants vest over four years.

The employment agreement also includes severance payments in the event the Company terminates his employment, other than for cause, death or disability. The amount of his severance is described below under the heading "Payments Made Upon Termination." In exchange for severance, Mr. Moorhead is required to execute a full release of all employment claims with the Company and agree to not compete with us and to not solicit our employees for the period of time during which severance is paid. The employment agreement does not change the "at will" nature of Mr. Moorhead’s employment with the Company. Either the Company or the executive may terminate his employment at any time.

Anna Lucsok

We entered into an employment agreement with Ms. Lucsok, our COO, in January 2021. The employment agreement has no specific term and constitutes at-will employment. Ms. Lucsok's annual base salary as of December 31, 2020 was $200,000 and she is eligible to receive up to $200,000 in cash and up to $100,000 of restricted shares under our bonus plan. She is also granted 5,000 shares of restricted stock per quarter. Equity grants related to bonus achievement vest quarterly over two years and all other equity grants vest over four years.

The employment agreement also includes severance payments in the event the Company terminates his employment, other than for cause, death or disability. The amount of her severance is described below under the heading "Payments Made Upon Termination." In exchange for severance, Ms. Lucsok is required to execute a full release of all employment claims with the Company and agree to not compete with us and to not solicit our employees for the period of time during which severance is paid. The employment agreement does not change the "at will" nature of Ms. Lucsok’s employment with the Company. Either the Company or the executive may terminate her employment at any time.

Giuseppe Papandrea

We entered into an employment agreement with Mr. Papandrea, our COO, in July 2019. The employment agreement had no specific term and constitutes at-will employment. Mr. Papandrea's annual base salary as of December 31, 2020 was $235,000 and he was eligible to receive up to 100% of his base salary in cash and up to 12,500 of restricted shares per year under our bonus plan. He was also granted 5,000 shares of restricted stock per quarter. All equity grants vest over four years. Mr. Papandrea’s employment with the Company ceased on January 27, 2021.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, and irrespective of whether the executive has entered into an employment agreement, the executive is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned through the date of separation. Quarterly and annual incentive compensation payments are pro-rated to the date of separation;

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•	vested stock options, which must be exercised within three (3) months of the date of separation;

•	continuation of benefits under the Company’s health insurance plan as provided by law, with the Company continuing its contributions to the premiums during the severance period;

•	stock vested on the date of separation pursuant to restricted stock awards; and

•	salary through the date of separation.

Involuntary Not-for-Cause Termination

If the executive’s employment is terminated for reasons other than cause, or the executive resigns for "Good Reason," and he has entered into an employment agreement he will receive severance pay.

In the case of Mr. Papandrea, he will receive severance pay equal to six months of base pay plus nine months of his incentive compensation.

In the case of Mr. Moorhead, he will receive severance pay equal to 12 months of base pay plus the earned portion of his incentive compensation and 100% of the incentive compensation target for the calendar year in which the termination occurs.

In the case of Ms. Lucsok, she will receive severance pay equal to six months of base pay.

"Good Reason" is defined in the employment agreement, but generally is a material diminution in title, status, authority, duties or responsibilities; a requirement to relocate more than an agreed number of miles away from the Company’s current location or such executive principal office; a reduction in compensation of 5% or more; or a failure by the Company to pay compensation when due.

Voluntary Termination or Retirement

Except for amounts described under "Payments Made Upon Termination," the Company does not have an agreement nor is it a practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the disability or death of the executive, the executive will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as applicable.

Thomas Sandgaard

Mr. Sandgaard does not have an employment agreement. Upon termination of his employment he will be entitled to receive only the amount of compensation that is earned through his date of termination, as set forth above under "Payments Made upon Termination."

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement and disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2020 and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination. The actual payments to Mr. Papandrea or Mr. Moorhead may be more or less than the amounts described below. In addition, the Company may enter into new arrangements or modify these arrangements from time to time

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Daniel Moorhead, Chief Financial Officer

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination
Cash Compensation
Base Salary	$250,000
Incentive Compensation	100,000

Benefits
Health and Welfare Benefits	21,241
Total	$371,241

Anna Lucsok, Chief Operating Officer

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination
Cash Compensation
Base Salary	$100,000

Benefits
Health and Welfare Benefits	175
Total	$100,175

Giuseppe Papandrea, Former Chief Operating Officer

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination
Cash Compensation
Base Salary	$117,500
Incentive Compensation	176,250

Benefits
Health and Welfare Benefits	10,620
Total	$304,370

EQUITY COMPENSATION PLAN INFORMATION

The following table contains summary information as of December 31, 2020 concerning the Company’s 2005 Stock Option Plan and 2017 Stock Incentive Plan. All of the Plans were approved by the stockholders.

Equity Compensation Plans Approved by Security Holders	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of shares remaining available for future issuance under equity compensation plan
2005 Stock Option Plan	336,250	0.298	0	(1)
2017 Stock Incentive Plan	937,857	3.16	3,567,742

(1)	As of December 31, 2014, the 2005 Stock Option Plan had expired.

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DIRECTOR COMPENSATION

The 2020 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson
Board of Directors	$40,000	$-
Audit Committee	$-	$10,000
Compensation Committee (1)	$-	$5,000
Nominating and Governance Committee (1)	$-	$5,000

(1)	Prior to March 2020, we did not have a Compensation and Nominating and Governance Committee because we were a “controlled company” within the meaning of Nasdaq corporate governance standards

Upon joining our Board of Directors, each non-employee director receives aggregate restricted stock grant of 20,000 shares of our common stock. These shares vest quarterly over three years. Each non-employee director is awarded 10,000 restricted shares on an annual basis upon being re-elected to the Board of Directors. No restricted shares were granted during 2019, therefore each director received 20,000 restricted shares during 2020. 10,000 of the shares vest quarterly over two years and the remaining 10,000 shares vest quarterly over three years.

We do not provide any deferred compensation, health or other personal benefits to our directors. We reimburse each director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

Director Compensation Table

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2020, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2020:

Name	Fees earned or paid in cash($)	Stock awards($)(1)(2)	Option awards($)	Non-equity incentive plan compensation($)	Nonqualified deferred compensation earnings($)	All other compensation($)	Total($)
Barry D. Michaels	50,000	366,600	-	-	-	-	416,600
Michael Cress	40,000	366,600	-	-	-	-	406,600
Joshua R. Disbrow	40,000	366,600	-	-	-	-	406,600

(1)	The amounts reflect the grant date fair value of restricted stock awards and stock options granted under the Company’s 2017 Stock Incentive Plan during fiscal year 2020, computed in accordance with FASB ASC Topic 718.

(2)	Half of the stock awards granted during 2020 vest quarterly over two years. The remaining shares vest quarterly over three years.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 23, 2021 by:  (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock. The address for each of our officers and directors is c/o Zynex, Inc. 9555 Maroon Circle, Englewood, CO 80112.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares of common stock outstanding on March 23, 2021, adjusted as required by rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership
Thomas Sandgaard (2)	15,282,321	43.47%
Daniel Moorhead (3)	196,860	*	%
Giuseppe Papandrea (4)	6,735	*	%
Anna Lucsok	-	*	%
Barry D. Michaels (5)	26,249	*	%
Michael Cress (5)	26,249	*	%
Joshua R. Disbrow (5)	26,249	*	%
All current executive officers and directors as a group (7 persons)	15,567,413	44.28%
BlackRock Institutional Trust Company, N.A. (6)	2,900,347	8.25%

*	Less than one percent (1.0%).

(1)	Percentage of common stock beneficially owned is based on 34,786,638 shares of common stock outstanding on March 23, 2021.

(2)	Includes 192,250 stock options which are exercisable within 60 days of March 23, 2021.

(3)	Includes 160,445 stock options which are exercisable within 60 days of March 23, 2021 and 5,041 shares of restricted stock which vest within 60 days of March 23, 2021.

(4)	Mr. Papandrea’s employment with the Company ceased on January 27, 2021.
(5)	Includes 2,083 shares of restricted stock which vest within 60 days of March 23, 2021.
(6)	Based solely upon the Schedule 13G information filed with the SEC by BlackRock, Inc. on February 2, 2021.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

There were no transactions  since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Barry D. Michaels, Michael Cress, and Joshua R. Disbrow are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, "forward- looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "plans," "seeks" or "continues," or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT ZYNEX

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Nominating and Governance Committees are available on our website and amendments to, or waivers of, the Code of Business Conduct will be disclosed on our website. The address of our website is www.zynexcom; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the Nasdaq Capital Market under the symbol ZYXI.

This proxy statement has been preceded by the Annual Report for fiscal year ended December 31, 2020. Stockholders are referred to such report for financial and other information about the activities of the Company.

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Our transfer agent is Colonial Stock Transfer Company, Inc. Their address is 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Zynex, Inc.

9555 Maroon Circle

Englewood, CO 80112

Attn: Daniel Moorhead, Chief Financial Officer

Tel: (800) 495-6670

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2022 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 – Stockholder Proposals) and received by the Secretary of the Company on or before December 3, 2021. A stockholder proposal or nomination for director for consideration at the 2022 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Zynex no earlier than November 3, 2021 and no later than December 3, 2021. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Zynex’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Thomas Sandgaard Chairman, President and Chief Executive Officer

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zyNEX) You un vote byInternet or Telephone! lns1eod of mail11gywr proxy, you may cl'IOOse one d lhe,,... voong op!ions0111l11ed below. ZYNEX,fNC. 9'555 MAROON CIRCLE, ENGLEWOOD, CO 801 f l <Sharehokler Name> <Shareholder Address1> <Sharehokler Address2> <Shareholder Address3> TOVOTE,JJAAK BLOCKS BELO\\! IN BLU£ ORSLACK IN(ASfOU.CM'S: VOTC BY IHTl'RNET - www.ooloniolsloct.com/zyne.:1921 You gnview lhtlYNEX,IC.Anlal Repoll a»Stllt!r.«11and Mmit your \IOlta.e.aibo-i .up un1il 1:00 PMEl o.n..OSJ19r.!021.YCl<wilrft!J he,o;;:,olirolll'lbfoJ oe-tMinOl'det IO Clo FCllOW Ile ilsr-..acins omft seare W!Osile toc.cmple:te )'OUf 110te. VOTEBY PHOHE-877 285.$15 Yourmyvo tyi;:be:rled71XJPU ETOftOSl'l9.2' tl21. ?.:ease naveyo;r m6:earidp.'Cl[f inr.a-.G wIV<n'PJcal VOTE BY MA L lfphao--e notwotedwia t.ieOi{l1'lillk,.lnd l'e'b.rn ',.:i t«Jrt\.lier.ftNen.\«ipe p!OVided. Votes by rroi l'tUSIby O:Yti.'2021. Control#:OOOG ooot - THIS PROXY BALLOTIS VALID OHLY WHEN SIGNEDAND DATED. The undetQgned heteby appojnlS Thomas Sangaanf and Daniel Moomead,andeaclloreilhetof lllem, paxles lotlheundetei9"ed, wi1h lul pQWer of ·IO YO!e alchat<$ ofconvnon •lllci<. $0.001par valUe pet sl>ate ("Sha...-)d l)ntx ,Inc. (lhe'Ccmpanf) wticll Ille11id!t"9,.dwculd be enlitled .. F°'WithholdF°'AI To wllhhoWID¥01t foroiny AllE"°"'"'Y-)...... n-at."-( Election of Director; Ncminees: Thomas Sandgaa.'d Bil'ry D.!lichael< 3) Micllael Cress 4) JW¥.ia R.Disllrow DDD •For Al ol)CillhftHrow. 2. To ralily lhe selectionof Plante & Maan,Pl.LC as °'" lde!>elldent registered public accounti'lginn to cu:it the cx:nsoi:2:fd inancial •tatementsolZynex, Inc.for ourfiscal -encr.g Decerri>er 31,2021. forAgainst Abstain 00D In lheirdisaetion,Ille prollies are aUllw:>rized 10,...._...,,Cllherbutiness as may properly ocme be!ote !heLleefng 0t Mrf!hereof. The board ol dlreaorc 1eocmmeodc a"""FOR alIlle,,,,,,.,...for direaorIn Plq>osal 1and FOR Piopocal 2. Thieproxy,wtien propet1y executed, wilt be..,.ed h !hemamet dlrteied ,,....,by Ille11id!t"9oedaoct!loldet. w no direction lc gi..n,Ihlepioxywlbe -FOR P!cpocatc 1and 2. Please i>dlcaie If you plan IOwnd""' metlrllJ· Yee No Sri;n exacr:lyasname appears hereon. for ;:we acc:cua.. indic41e ""°"llP>g. 00 110>-0 "*'choUldsi SignatureSignalll'e(JoOlt OMien;)Date